Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FOURTH QUARTER 2019 FINANCIAL
AND OPERATING RESULTS
AUSTIN, Texas, February 19, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended December 31, 2019. The Company has posted a presentation to its website that supplements the information in this release.
Recent Highlights

•
Parsley published its inaugural Corporate Responsibility Report, outlining the Company’s commitment and approach to environmental stewardship, governance, ethics, health and safety, and community engagement.

•	The Company reported full-year 2019 capital expenditures of approximately $1.37 billion, which was nearly $30 million below the low end of the full-year guidance range of $1.40-$1.47 billion.

•	Increased quarterly dividend in 1Q20 from $0.03 per share to $0.05 per share(1).

•	4Q19 net oil production increased 16% year-over-year to 89.6 MBo per day. Total 4Q19 net production averaged 146.2 MBoe per day.

•	Parsley closed its acquisition of Jagged Peak Energy Inc. (“Jagged Peak”) on January 10, 2020, less than 90 days after announcing the transaction.

•	The Company received an Investment Grade credit rating from Fitch Ratings of BBB- with stable outlook(2).

•	Parsley lowered its cost of debt by refinancing $400MM of outstanding debt with 4.125% senior unsecured notes due 2028(3).

•
Proved reserves of 592.3 MMBoe as of December 31, 2019 represent a 14% increase versus proved reserves as of December 31, 2018. Proved developed reserves of 381.7 MMBoe as of December 31, 2019 represent a 23% increase versus proved developed reserves as of December 31, 2018.

Summary Comment and Outlook
“The fourth quarter represented a strong finish to Parsley’s rigorous 2019 action plan that achieved success on multiple fronts,” commented Matt Gallagher, Parsley’s President and CEO. “Our team delivered a step-change improvement in capital efficiency and inflected to free cash flow generation ahead of schedule(4), all while keeping our environmental and social impacts at the forefront of our decision making. As we turn to 2020, we will maintain this collective sense of urgency and accountability. Organizational excellence on all fronts is required to demonstrate integration and execution success. The Parsley team is already off to a strong start in 2020 and we look forward to delivering on our action plan in the coming quarters.”
Operational Update
During the fourth quarter of 2019, the Company spud 38 and placed on production 37 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 93%, with an average completed lateral length of approximately 11,000 feet. A significant majority of completion activity was in the Midland Basin, where the Company placed on production 33 gross operated horizontal wells, with the remainder placed on production in the Delaware Basin.
Consistent improvement in drilling efficiency(5) throughout the year enabled Parsley to drop from 11 development rigs to 10 development rigs during the fourth quarter. At the closing of the Jagged Peak acquisition in early January, Jagged Peak was running five development rigs. Parsley anticipates that sustained efficiency gains will facilitate a further equipment reduction from 15 to 14 development rigs in the coming months.
“Throughout 2019, the Parsley team recalibrated drilling and completion operations to a higher efficiency level,” said David Dell'Osso, Parsley’s COO. “This culminated in an especially strong fourth quarter that helped drive our capital spending below our full-year budgeted range. Looking into 2020, we remain excited about sustaining these capital efficiency gains across our recently expanded acreage footprint.”

Financial Update
Healthy execution in 4Q19 translated to strong performance in key financial measures.
Profitability
The Company recorded net loss attributable to its stockholders of $36.4 million, or $0.13 per share, in 4Q19 and net income attributable to its stockholders of $175.2 million, or $0.63 per share, for the year. Excluding, on a tax-adjusted basis, various items, including certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income was $79.5 million, or $0.28 per share, for 4Q19 and $314.1 million, or $1.12 per share, for the year.(4)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) was $380.3 million in 4Q19 and $1,420.5 million for the year.(4)
Realized Pricing
During 4Q19, Parsley reported an average unhedged oil price realization of $56.40/Bbl net of transportation costs, representing a discount of $0.47 to the average WTI Cushing price(6) for the quarter.
Operating Costs
During the fourth quarter of 2019, the Company reported LOE per Boe of $3.54. Parsley is reiterating full-year 2020 LOE per Boe guidance of $3.50-$4.50, a modest increase from $3.45 per Boe during 2019.
Both 4Q19 general and administrative expense (“G&A”) per Boe and 4Q19 cash based G&A per Boe, which excludes stock-based compensation expense, decreased year-over-year to $3.20(4) and $2.81,(4) respectively. Parsley expects synergies associated with the Jagged Peak acquisition to drive encouraging G&A cost trends in 2020. Parsley is reiterating full-year 2020 cash based G&A per Boe guidance of $2.00-$2.40, which would represent a decrease from 2019 levels of $2.57 per Boe.
Healthy realized oil pricing and proactive cost control drove a robust 4Q19 operating cash margin of $29.06 per Boe, or 75% of the Company’s average realized price per Boe.(4)
Capital Expenditures
Parsley reported capital expenditures of $276 million during the fourth quarter of 2019, comprised of $274 million for drilling, completion and equipment and $2 million for other expenditures(7). The Company’s 4Q19 capital expenditures decreased 13% from 3Q19 levels, driven by lower well costs, conservative spending on facilities and infrastructure, and minimal non-operated activity.
Return of Capital Program
During 1Q20, Parsley’s Board of Directors approved an increase to the Company’s quarterly dividend from $0.03 per share to $0.05 per share(1). The dividend is payable on March 20, 2020, to shareholders of record on March 10, 2020.
Debt Refinancing
On February 11, 2020, Parsley Energy, LLC and Parsley Finance Corp. (the “Issuers”), subsidiaries of the Company, issued $400 million aggregate principal amount of 4.125% senior unsecured notes due 2028 in an offering that was exempt from registration under the Securities Act of 1933, as amended (the “2028 Notes Offering”). The Company intends to use the proceeds from the 2028 Notes Offering and borrowings under its revolving credit facility to redeem all of the Issuers’ 6.250% senior unsecured notes due 2024 (the “2024 Notes”) at a redemption price of 104.688%, plus accrued and unpaid interest to the redemption date, pursuant to the terms of the indenture relating to the 2024 Notes (the “2024 Notes Redemption”). Parsley expects the redemption date for the 2024 Notes Redemption to be March 7, 2020.
Liquidity and Hedging
As of December 31, 2019, Parsley had approximately $1.0 billion of liquidity, consisting of $20.7 million of cash and cash equivalents and an undrawn amount of $993.3 million on the Company’s revolver.(8) Pro forma for the closing of the Jagged Peak acquisition, the 2028 Notes Offering and the 2024 Notes Redemption, the Company’s liquidity as of December 31, 2019 was approximately $674.7 million.
A significant majority of Parsley’s expected 2020 oil production is subject to hedge protection. Parsley’s portfolio of option contracts protects its balance sheet and anticipated cash flow while retaining significant exposure to higher commodity prices. The Company has also entered into various basis swaps to protect against expansion of regional oil price differentials. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or the Company’s Annual Report on Form 10-K, upon availability, for the year ended December 31, 2019.

2020 Guidance
Parsley is reiterating its 2020 guidance issued in January and plans to deploy 14-15 development rigs and four-to-five frac spreads on average in 2020. Parsley’s baseline capital budget assumes a $50 WTI oil price. During 1Q20, the Company expects to place approximately 50 gross operated horizontal wells on production(9) with average net oil production of 123-129 MBo/d. For further detail, please see the tables below.

	Parsley 2019 Results	2020 Guidance
Production
Annual net oil production (MBo/d)	86.8	125.0-133.0
Annual net total production (MBoe/d)	140.6	200.0-210.0

Capital Program
Total development expenditures ($MM)	$1,373	$1,600-$1,800
Drilling, completion, and equipment ($MM)	$1,332	$1,500-$1,650
Other ($MM)(7)	$41	$100-$150

Activity
Gross operated horizontal POPs(9)	145	~180-190
Midland Basin (% of total)	83%	~65%
Delaware Basin (% of total)	17%	~35%
Average lateral length	~10,200’	9,500’-10,000’
Gross operated lateral footage (000’s)	1,480’	1,710’-1,900’
Average working interest	95%	~90%

Unit Costs
Lease operating expenses ($/Boe)	$3.45	$3.50-$4.50
Cash general and administrative expenses ($/Boe)(4)	$2.57	$2.00-$2.40
Production and ad valorem taxes (% of total revenue)	6.4%	6%-7%

Year-end 2019 Reserves
Parsley posted strong reserves growth in 2019. The Company’s proved reserves as of December 31, 2019 totaled 592.3 MMBoe, consisting of 326.5 MMBbls of oil, 709.2 Bcf of natural gas, and 147.7 MMBbls of natural gas liquids (“NGLs”).
Proved Reserve Highlights

•
Relative to proved reserves as of December 31, 2018, proved reserves as of December 31, 2019 increased 14% to 592.3 MMBoe, while proved developed reserves increased 23% to 381.7 MMBoe. Proved developed reserves as of December 31, 2019 represent 64% of total proved reserves.

•	Total proved reserves increased by 70.6 MMBoe during 2019, primarily as a result of extensions and discoveries.

•	Organic reserves replacement ratio of 243%.(10)

•
Parsley’s standardized measure of discounted future net cash flows relating to proved reserves (“Standardized Measure”) at December 31, 2019 was $5.0 billion. Utilizing U.S. Securities and Exchange Commission (“SEC”) pricing, the PV-10 of proved reserves was $5.7 billion at December 31, 2019.(4)

Changes in reserves for the year ended December 31, 2019 are summarized in the table below:

(MMBoe)
Balance, December 31, 2018	521.7
Purchases of reserves in place	0.6
Divestures of reserves in place	(3.1)
Extensions and discoveries	138.7
Revisions of previous estimates	(14.3)
Production	(51.3)
Balance, December 31, 2019	592.3

Parsley’s internally prepared estimated proved reserves as of December 31, 2019 were audited by Netherland, Sewell & Associates, Inc., the Company’s independent reserve engineer. These estimates have been prepared in accordance with the definitions and regulations promulgated by the SEC and, with the exception of the exclusion of future income taxes, conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities – Oil and Gas. Prices used are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2019. Adjusting for quality, transportation fees, and market differentials, the prices used are as follows: $53.97 per barrel of oil, $15.46 per barrel of NGLs, and $0.71 per Mcf of gas. The estimates of the Company’s net reserves as of December 31, 2019 are summarized in the table below:

	Net Reserves
	Oil (MMBbls)	Gas (Bcf)	NGLs (MMBbls)	Total (MMBoe)
PD	206.9	472.2	96.2	381.7
PUD	119.6	237.0	51.5	210.6
Total Proved	326.5	709.2	147.7	592.3

Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the fourth quarter of 2019 on Thursday, February 20, 2020 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available shortly after the call through February 27, 2020 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13698261. A live broadcast will also be available at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in the Credit Suisse 25th Annual Energy Summit in Vail, Colorado on March 2-3, 2020 and the Simmons Energy 20th Annual Energy Conference in Las Vegas, Nevada on March 23-24, 2020.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:
Kyle Rhodes
Vice President - Investor Relations
or
Dan Guill
Investor Relations Analyst
ir@parsleyenergy.com
(512) 505-5199
Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Coordinator
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)	Dividend to be paid to all Company equity holders, including shareholders of Class A common stock and holders of Parsley Energy, LLC units/Class B common stock.
(2)	As of February 19, 2020, Moody’s and S&P Global’s corporate ratings for Parsley were Ba2 and BB, respectively.
(3)
On February 11, 2020, the Issuers issued $400 million in aggregate principal amount of 4.125% senior unsecured notes due 2028 (the “2028 Notes Offering”). Utilizing net proceeds from the 2028 Notes Offering and borrowings under Parsley’s revolving credit facility, Parsley expects to redeem all of the Issuers’ outstanding 6.250% senior unsecured notes due 2024 on March 7, 2020.

(4)
“Cash based G&A per Boe,” “Adjusted EBITDAX,” “operating cash margin,” “free cash flow (outspend),” “adjusted net income,” and “PV-10” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, free cash flow (outspend), adjusted net income, and PV-10 to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(5)	“Drilling efficiency” is measured based on drilled feet per operational day. “Operational days” are measured as days equipment is active and do not include mobilization or other idle time.
(6)	Represents Bloomberg-sourced 4Q19 average WTI Cushing price.
(7)	Other capital expenditures includes non-operated activity, water infrastructure, gas gathering infrastructure, and geological/geophysical.
(8)	Fully undrawn revolver balance as of December 31, 2019 was net of letters of credit.
(9)	Wells placed on production. Includes wells placed on production by Jagged Peak between January 1, 2020 and January 10, 2020.
(10)
“Organic reserves replacement” is calculated as total 2019 reserve additions and revisions (technical and pricing) divided by total 2019 production, excluding acquisitions and divestitures. Please see the Supplemental Information below for more information.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net production volumes:
Oil (MBbls)	8,241	7,087	31,664	25,356
Natural gas (MMcf)	13,966	9,696	51,933	37,365
Natural gas liquids (MBbls)	2,882	2,323	11,002	8,353
Total (MBoe)	13,451	11,026	51,322	39,937
Average net daily production (Boe/d)	146,207	119,848	140,608	109,416
Average sales prices(1):
Oil, without realized derivatives (per Bbl)	$56.40	$54.22	$55.50	$60.59
Oil, with realized derivatives (per Bbl)	$55.05	$52.69	$53.62	$58.07
Natural gas, without realized derivatives (per Mcf)	$0.97	$0.90	$0.71	$1.37
Natural gas, with realized derivatives (per Mcf)	$0.99	$0.94	$0.78	$1.38
NGLs (per Bbl)	$14.14	$25.00	$14.17	$27.21
Total, without realized derivatives (per Boe)	$38.59	$40.91	$37.99	$45.44
Total, with realized derivatives (per Boe)	$37.79	$39.96	$36.91	$43.85
Average costs (per Boe):
Lease operating expenses	$3.54	$3.61	$3.45	$3.61
Transportation and processing costs	$1.06	$1.03	$0.80	$0.82
Production and ad valorem taxes	$2.12	$2.38	$2.43	$2.71
Depreciation, depletion and amortization	$15.67	$14.58	$15.49	$14.64
General and administrative expenses (including stock-based compensation)	$3.20	$3.85	$2.98	$3.78
General and administrative expenses (cash based)	$2.81	$3.42	$2.57	$3.28

(1)
Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Operations(1)
(Unaudited, in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
REVENUES
Oil sales	$464,752	$384,267	$1,757,315	$1,536,244
Natural gas sales	13,615	8,762	36,774	51,231
Natural gas liquids sales	40,750	58,083	155,888	227,272
Other	3,334	3,768	8,837	11,684
Total revenues	522,451	454,880	1,958,814	1,826,431
OPERATING EXPENSES
Lease operating expenses	47,561	39,779	177,148	144,292
Transportation and processing costs	14,281	11,340	41,198	32,573
Production and ad valorem taxes	28,575	26,221	124,961	108,342
Depreciation, depletion and amortization	210,717	160,754	794,740	584,857
General and administrative expenses	43,038	42,414	152,700	150,955
Exploration and abandonment costs	65,157	142,622	100,211	162,539
Acquisition costs	7,616	165	7,616	167
Accretion of asset retirement obligations	394	348	1,465	1,422
Rig termination costs	13,250	—	13,250	—
Gain on sale of property	(208)	(16)	(2,095)	(6,454)
Restructuring and other termination costs	—	—	1,562	—
Other operating expenses	5,225	9,082	8,788	19,863
Total operating expenses	435,606	432,709	1,421,544	1,198,556
OPERATING INCOME	86,845	22,171	537,270	627,875
OTHER INCOME (EXPENSES)
Interest expense, net	(33,463)	(32,880)	(133,640)	(131,460)
(Loss) gain on derivatives	(87,638)	93,115	(131,212)	50,342
Change in TRA liability	—	(355)	—	(437)
Interest income	191	600	801	5,464
Other expenses	(459)	(799)	(1,364)	(340)
Total other (expenses) income, net	(121,369)	59,681	(265,415)	(76,431)
(LOSS) INCOME BEFORE INCOME TAXES	(34,524)	81,852	271,855	551,444
INCOME TAX EXPENSE	(1,649)	(16,453)	(61,437)	(105,475)
NET (LOSS) INCOME	(36,173)	65,399	210,418	445,969
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(196)	(11,626)	(35,206)	(76,842)
NET (LOSS) INCOME ATTRIBUTABLE TO PARSLEY ENERGY INC. STOCKHOLDERS	$(36,369)	$53,773	$175,212	$369,127

Net (loss) income per common share:
Basic	$(0.13)	$0.19	$0.63	$1.36
Diluted	$(0.13)	$0.19	$0.63	$1.35
Weighted average common shares outstanding:
Basic	280,064	278,052	279,636	272,226
Diluted	280,064	278,789	280,172	272,884

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	December 31, 2019	December 31, 2018
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,739	$163,216
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	48,785	39,564
Oil, natural gas and NGLs	192,216	136,209
Related parties	183	94
Short-term derivative instruments	127,632	191,297
Other current assets	8,818	10,332
Total current assets	398,373	540,712
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	11,272,124	9,948,246
Accumulated depreciation, depletion, amortization and impairment	(2,117,963)	(1,295,098)
Total oil and natural gas properties, net	9,154,161	8,653,148
Other property, plant and equipment net	170,306	170,739
Total property, plant and equipment, net	9,324,467	8,823,887
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	128,529	—
Long-term derivative instruments	—	20,124
Other noncurrent assets	4,845	6,640
Total noncurrent assets	133,374	26,764
TOTAL ASSETS	$9,856,214	$9,391,363

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$416,346	$364,803
Revenue and severance taxes payable	154,556	127,265
Current operating lease liabilities	61,198	—
Short-term derivative instruments	158,522	152,330
Other current liabilities	5,002	4,547
Total current liabilities	795,624	648,945
NONCURRENT LIABILITIES
Long-term debt	2,182,832	2,181,667
Operating lease liabilities	69,195	—
Asset retirement obligations	20,538	24,750
Deferred tax liability, net	193,409	131,523
Payable pursuant to tax receivable agreement	70,529	68,110
Financing lease liabilities	1,320	—
Long-term derivative instruments	—	16,633
Other noncurrent liabilities	119	—
Total noncurrent liabilities	2,537,942	2,422,683
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 282,260,133 shares issued and 281,241,443 shares outstanding at December 31, 2019 and 280,827,038 shares issued and 280,205,293 shares outstanding at December 31, 2018	2,822	2,808
Class B, $0.01 par value, 125,000,000 shares authorized, 35,420,258 and 36,547,731 issued and outstanding at December 31, 2019 and December 31, 2018	355	366
Additional paid in capital	5,200,795	5,163,987
Retained earnings	570,889	412,646
Treasury stock, at cost, 1,018,690 shares and 621,745 at December 31, 2019 and December 31, 2018	(17,428)	(11,749)
Total stockholders’ equity	5,757,433	5,568,058
Noncontrolling interest	765,215	751,677
Total equity	6,522,648	6,319,735
TOTAL LIABILITIES AND EQUITY	$9,856,214	$9,391,363

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2019	2018	2017
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210,418	$445,969	$123,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	794,740	584,857	352,247
Leasehold abandonments and impairments	99,225	160,834	32,872
Accretion of asset retirement obligations	1,465	1,422	971
Gain on sale of property	(2,095)	(6,454)	14,332
Loss on early extinguishment of debt	—	—	3,891
Deferred income tax expense	61,437	105,475	5,752
Change in TRA liability	—	437	(35,847)
Stock-based compensation expense	20,682	19,877	19,619
Loss (gain) on derivatives	131,212	(50,342)	66,135
Net cash (paid) received for derivative settlements	(10,022)	6,279	16,172
Net cash paid for option premiums	(46,242)	(47,644)	(28,426)
Other	9,028	7,762	6,111
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(64,570)	(12,956)	(95,239)
Accounts receivable—related parties	(89)	294	(98)
Other current assets	3,690	(689)	45,417
Other noncurrent assets	524	(100)	(536)
Accounts payable and accrued expenses	49,466	(13,395)	122,992
Revenue and severance taxes payable	27,291	17,348	40,465
Other noncurrent liabilities	119	—	—
Net cash provided by operating activities	1,286,279	1,218,974	690,750
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(1,373,095)	(1,787,673)	(1,089,256)
Acquisitions of oil and natural gas properties	(52,020)	(136,972)	(2,192,093)
Additions to other property and equipment	(22,915)	(93,457)	(54,896)
Proceeds from sales of property, plant and equipment	41,326	233,647	30,537
Maturity of short-term investments	—	149,331	—
Other	5,905	41,088	(1,869)
Net cash used in investing activities	(1,400,799)	(1,594,036)	(3,456,860)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	617,000	—	1,152,780
Payments on long-term debt	(617,000)	(2,888)	(74,769)
Payments on financing lease obligations	(2,746)	—	—
Debt issuance costs	—	(47)	(17,371)
Proceeds from issuance of common stock, net	—	—	2,123,344
Purchases of common stock	(5,679)	(11,014)	(354)
Dividends and distributions paid	(18,929)	—	—
Distributions to owner of consolidated subsidiary	(603)	(1,962)	—
Net cash (used in) provided by financing activities	(27,957)	(15,911)	3,183,630
Net (decrease) increase in cash and cash equivalents	(142,477)	(390,973)	417,520
Cash, cash equivalents, and restricted cash at beginning of year	163,216	554,189	136,669
Cash, cash equivalents, and restricted cash at end of year	$20,739	$163,216	$554,189
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(129,387)	$(127,668)	$(63,170)
Cash received (paid) for income taxes	$302	$—	$(350)
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$(4,087)	$2,111	$15,428
(Reductions) additions to oil and natural gas properties - change in capital accruals	$(176)	$(25,455)	$118,145
Net premiums paid on options that settled during the period	$(43,278)	$(71,566)	$(37,103)
Common stock issued for oil and natural gas properties	$—	$—	$1,183,501

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense, stock-based compensation, acquisition costs, asset retirement obligation accretion expense, rig termination costs, gain on sale of property, restructuring and other termination costs, loss (gain) on derivatives, net settlements on derivative instruments, net premium realization on options that settled during the period, change in Tax Receivable Agreement (“TRA”) liability, and other expenses.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is useful to investors as a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX(1)
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDAX reconciliation to net income (loss):
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(36,369)	$53,773	$175,212	$369,127
Net income attributable to noncontrolling interests	196	11,626	35,206	76,842
Depreciation, depletion and amortization	210,717	160,754	794,740	584,857
Exploration and abandonment costs	65,157	142,622	100,211	162,539
Interest expense, net	33,463	32,880	133,640	131,460
Interest income	(191)	(600)	(801)	(5,464)
Income tax expense	1,649	16,453	61,437	105,475
EBITDAX	274,622	417,508	1,299,645	1,424,836
Stock-based compensation	5,209	4,757	20,682	19,877
Acquisition costs	7,616	165	7,616	167
Accretion of asset retirement obligations	394	348	1,465	1,422
Rig termination costs	13,250	—	13,250	—
Gain on sale of property	(208)	(16)	(2,095)	(6,454)
Restructuring and other termination costs	—	—	1,562	—
Loss (gain) on derivatives	87,638	(93,115)	131,212	(50,342)
Net settlements on derivative instruments	902	8,600	(12,206)	8,084
Net premium realization on options that settled during the period	(11,765)	(19,115)	(43,278)	(71,566)
Change in TRA liability	—	355	—	437
Other expenses	2,636	—	2,636	495
Adjusted EBITDAX	$380,294	$319,487	$1,420,489	$1,326,956

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin

Operating cash margin is not a measure of operating income as determined by GAAP. Operating cash margin is a supplemental non-GAAP performance measure used by the Company as an indicator of the Company’s profitability and ability to manage its operating income. The Company defines operating cash margin as net income (loss) before income tax expense, other revenues, depreciation, depletion and amortization, stock-based compensation, exploration and abandonment costs, acquisition costs, asset retirement obligation accretion expense, rig termination costs, gain on sale of property, restructuring and other termination costs, other operating expenses, net interest expense, loss (gain) on derivatives, change in TRA liability, interest income, income tax expense and other expenses. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP.
Operating cash margin is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)(1)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income attributable to Parsley Energy, Inc. stockholders	$(36,369)	$53,773	$175,212	$369,127
Net income attributable to noncontrolling interests	196	11,626	35,206	76,842
Other revenues	(3,334)	(3,768)	(8,837)	(11,684)
Depreciation, depletion and amortization	210,717	160,754	794,740	584,857
Stock-based compensation	5,209	4,757	20,682	19,877
Exploration and abandonment costs	65,157	142,622	100,211	162,539
Acquisition costs	7,616	165	7,616	167
Accretion of asset retirement obligations	394	348	1,465	1,422
Rig termination costs	13,250	—	13,250	—
Gain on sale of property	(208)	(16)	(2,095)	(6,454)
Restructuring and other termination costs	—	—	1,562	—
Other operating expenses	5,225	9,082	8,788	19,863
Interest expense, net	33,463	32,880	133,640	131,460
Loss (gain) on derivatives	87,638	(93,115)	131,212	(50,342)
Change in TRA liability	—	355	—	437
Interest income	(191)	(600)	(801)	(5,464)
Income tax expense	1,649	16,453	61,437	105,475
Other expenses	459	799	1,364	340
Operating cash margin	$390,871	$336,115	$1,474,652	$1,398,462
Operating cash margin per Boe	$29.06	$30.48	$28.73	$35.02

Average price per Boe, without realized derivatives	$38.59	$40.91	$37.99	$45.44
Operating cash margin percentage	75%	75%	76%	77%

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Free Cash Flow (Outspend)
Free cash flow (outspend) is not a measure of net cash provided by operating activities as determined by GAAP. Free cash flow (outspend) is a supplemental non-GAAP financial measure that is used by the Company as an indicator of the Company’s ability to manage its operating cash flow (outspend), internally fund its exploration and development activities, pay dividends, and to service or incur additional debt. The Company defines free cash flow (outspend) as net cash provided by operating activities before transaction expenses related to the acquisition of Jagged Peak and changes in operating assets and liabilities, net of acquisitions, less accrual-based development capital expenditures. The amounts included in the calculations of free cash flow (outspend) were computed in accordance with GAAP.
Free cash flow (outspend) is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of free cash flow (outspend) to the GAAP financial measure of net cash provided by operating activities.

Parsley Energy, Inc. and Subsidiaries
Free Cash Flow (Outspend)
(Unaudited, in thousands)

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2019
Net cash provided by operating activities	$615,882	$670,397	$1,286,279
Net change in operating assets and liabilities, net of acquisitions	(15,556)	(875)	(16,431)
Transaction expenses related to the acquisition of Jagged Peak	—	7,413	7,413
Total discretionary cash flow	$600,326	$676,935	$1,277,261

Development of oil and natural gas properties	(737,194)	(635,901)	(1,373,095)
(Additions) reductions to oil and natural gas properties - change in capital accruals	(41,124)	41,300	176
Total accrual-based development capital expenditures	(778,318)	(594,601)	(1,372,919)
Free cash flow (outspend)	$(177,992)	$82,334	$(95,658)

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by management to evaluate financial performance, prior to exploration and abandonment costs, acquisition costs, rig termination costs, gain on sale of property, restructuring and other termination costs, loss (gain) on derivatives, net settlements on derivative instruments, net premiums received on options that settled during the period, change in TRA liability, and other expenses, while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss).
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)(1)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income - as reported	$(36,369)	$53,773	$175,212	$369,127
Adjustments:
Exploration and abandonment costs	65,157	142,622	100,211	162,539
Acquisition costs	7,616	165	7,616	167
Rig termination costs	13,250	—	13,250	—
Gain on sale of property	(208)	(16)	(2,095)	(6,454)
Restructuring and other termination costs	—	—	1,562	—
Loss (gain) on derivatives	87,638	(93,115)	131,212	(50,342)
Net settlements on derivative instruments	902	8,600	(12,206)	8,084
Net premium realization on options that settled during the period	(11,765)	(19,115)	(43,278)	(71,566)
Change in TRA liability	—	355	—	437
Other expenses	2,636	—	2,636	495
Noncontrolling interest	(17,652)	(4,542)	(21,765)	(19,561)
Change in estimated income tax	(31,695)	(6,221)	(38,260)	(7,832)
Adjusted net income	$79,510	$82,506	$314,095	$385,094
Net (loss) income per diluted share - as reported	$(0.13)	$0.19	$0.63	$1.35
Adjustments:
Exploration and abandonment costs	$0.23	$0.51	$0.36	$0.60
Acquisition costs	0.03	—	0.03	—
Rig termination costs	0.05	—	0.05	—
Gain on sale of property	—	—	(0.01)	(0.02)
Restructuring and other termination costs	—	—	0.01	—
Loss (gain) on derivatives	0.31	(0.33)	0.47	(0.18)
Net settlements on derivative instruments	—	0.03	(0.04)	0.03
Net premium realization on options that settled during the period	(0.04)	(0.07)	(0.15)	(0.26)
Change in TRA liability	—	—	—	—
Other expenses	0.01	—	0.01	—
Noncontrolling interest	(0.06)	(0.01)	(0.09)	(0.08)
Change in estimated income tax	(0.12)	(0.02)	(0.15)	(0.03)
Adjusted net income per diluted share	$0.28	$0.30	$1.12	$1.41

Basic weighted average shares outstanding - as reported	280,064	278,052	279,636	272,226
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	737	536	658
Diluted weighted average shares outstanding - as reported	280,064	278,789	280,172	272,884
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	761	—	—	—
Diluted weighted average shares outstanding for adjusted net income(2)	280,825	278,789	280,172	272,884

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three months and year ended December 31, 2018 the number of weighted average diluted shares used to calculate reported net income per share and adjusted net income per share is based on the fact that, under the “if converted” Class B common stock was not recognized because they would have been antidilutive.

PV-10
PV-10 is a non-GAAP financial measure and generally differs from the Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net reserves. Neither PV-10 nor Standardized Measure represents an estimate of the fair market value of our oil and natural gas properties. We and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such companies.
The following table provides a reconciliation of PV-10 to the GAAP financial measure of Standardized Measure as of December 31, 2019:

As of December 31, 2019
(in millions)
Standardized Measure	$4,962.5
Present value of future income tax discounted at 10%	693.3
PV-10 of proved reserves	$5,655.8

Organic Reserves Replacement Ratio
Parsley uses the organic reserves replacement ratio as an indicator of the Company's ability to replace the reserves that it has developed and to increase its reserves over time. The ratio is not a representation of value creation and has a number of limitations that should be considered. For example, the ratio does not incorporate the costs or timing of developing future reserves. The organic reserves replacement ratio of 243% was calculated as total 2019 reserve additions and revisions (technical and pricing), divided by total 2019 net production. The ratio calculation excludes acquisitions and divestitures.

Open Derivatives Positions

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
Swaps - Cushing (MBbls/d)(2)	11.0	11.0	11.0	11.0
Swap Price ($/Bbl)	$57.87	$57.87	$57.87	$57.87
MIDLAND
Three Way Collars - Midland (MBbls/d)(3)	30.3	32.4	22.3	22.3
Short Call Price ($/Bbl)	$68.04	$68.01	$65.67	$65.67
Long Put Price ($/Bbl)	$56.54	$56.51	$55.27	$55.27
Short Put Price ($/Bbl)	$46.54	$46.51	$45.27	$45.27
Swaps - Midland (MBbls/d)(2)	3.3	3.3
Swap Price ($/Bbl)	$55.20	$55.20
MAGELLAN EAST HOUSTON (“MEH”)
Three Way Collars - MEH (MBbls/d)(3)	50.1	52.2	46.8	46.8
Short Call Price ($/Bbl)	$74.06	$73.80	$71.16	$71.16
Long Put Price ($/Bbl)	$58.97	$58.93	$58.00	$58.00
Short Put Price ($/Bbl)	$48.97	$48.93	$48.00	$48.00
Swaps - MEH (MBbls/d)(2)			4.2	4.2
Swap Price ($/Bbl)			$56.30	$56.30
BRENT
Three Way Collars - Brent (MBbls/d)(3)		11.5	13.0	13.0
Short Call Price ($/Bbl)		$74.29	$73.13	$73.13
Long Put Price ($/Bbl)		$62.29	$62.25	$62.25
Short Put Price ($/Bbl)		$52.29	$52.25	$52.25
Total Option Contracts (MBbls/d)	94.7	110.4	97.3	97.3
Premium Realization ($MM)(4)	$(17.0)	$(19.8)	$(17.6)	$(17.6)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(5)	18.9	18.9	14.0	14.0
Basis Differential ($/Bbl)	$(1.00)	$(1.00)	$(1.44)	$(1.44)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
WAHA
Swaps - Waha (MMBtu/d)(2)	48,242	48,242	48,152	48,152
Swap Price ($/MMBtu)	$1.08	$0.70	$0.90	$0.86
Total Option Contracts (MMBtu/d)	48,242	48,242	48,152	48,152

(1)	As of 2/19/2020. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)	Parsley receives the swap price.
(3)
When the reference price (Midland, MEH, or Brent) is at or above the call price, Parsley receives the call price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(4)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(5)	Swaps that fix the basis differentials representing the index prices at which Parsley sells its oil and gas produced in the Permian Basin less the WTI Cushing price.